                                                                    EXHIBIT 99.1





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               AP HENDERSON GROUP,

                            SLIDE VIEW MERGER CORP.,

                                       AND

                                SLIDE VIEW CORP.







                                JANUARY 20, 2004

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT is dated as of January 20, 2004, by and among AP Henderson Group, a Nevada corporation ("PARENT"), Slide View Merger Corp., an Oklahoma corporation and wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), and Slide View Corp., an Oklahoma corporation (the "COMPANY").

         WHEREAS, the Company is in the business of developing peripheral computer hardware technologies (the "BUSINESS"); and

         WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into the Company in accordance with the provisions of the Oklahoma General Corporation Act (the "OGCA"), whereupon the separate corporate existence of Merger Subsidiary will cease, and the Company will continue as the surviving corporation (the "SURVIVING CORPORATION"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the OGCA.

         1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Oklahoma, Articles of Merger for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the OGCA. The Merger will become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "EFFECTIVE TIME").



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         1.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof the closing of the Merger (the "CLOSING"), will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which will be no later than January 31, 2004 (the "TERMINATION DATE"); provided, however, that all of the conditions provided for in Articles 5 and 6 hereof have been satisfied or waived by such date. The Closing will be held at the offices of Preston Gates & Ellis LLP, 1900 Irvine Main Street, Irvine, California 92614, or such other place as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

         1.4 CONVERSION OF SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger
Subsidiary:

                  (a) Each share of common stock of the Company, par value $.001 per share ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (except for shares referred to in Section 1.4(b) hereof) will be converted into the right to receive 0.4521262 shares of common stock of the Parent, par value $.001 per share ("PARENT COMMON STOCK"). The amount of Parent Common Stock into which each such share of Company Common Stock is converted is referred to herein as the "MERGER CONSIDERATION".

                  (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect subsidiary of Parent or the Company will be canceled without payment of any consideration therefor and without any conversion thereof.

                  (c) Each share of any other class of capital stock of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

                  (d) Each share of common stock of Merger Subsidiary, par value $.01 per share ("MERGER SUBSIDIARY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time will be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("SURVIVING CORPORATION COMMON STOCK").

         1.5 RETAINED CONSIDERATION. Notwithstanding the Merger Consideration that would otherwise be payable to the shareholders of the Company upon consummation of the Merger, the Parent will be entitled to retain 704,000 of the total number of shares of Parent Common Stock comprising the Merger Consideration (the "RETAINED CONSIDERATION") subject to the achievement of the milestones set forth below (each, a "MILESTONE") on or before the respective dates set forth below (each, a "MILESTONE DATE"):

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
  NUMBER OF
    SHARES                                MILESTONE                                       MILESTONE DATE
    176,000         Principal Shareholders (defined in Section 8.2) and        The Offering Completion shall occur
                    Parent cause the completion ("OFFERING COMPLETION")        no later than nine (9) months from
                    of a private placement offering of equity securities       Principal Shareholders and Parent's
                    of the Parent (the "OFFERING") in which the gross          execution of the Offering
                    proceeds to the Parent from the sale of such               Acknowledgement ("OFFERING
                    securities equals or exceeds $1,000,000 (the               MILESTONE"). Principal Shareholders
                    "Funding"). The terms of the Offering shall be             will be allowed to extend the
                    subject to the commercially reasonable satisfaction        Offering Milestone 45 days if they
                    of Principal Shareholders and by Parent and shall be       have written commitments by
                    evidenced by a written acknowledgement signed by           investors to invest at least
                    Parent and by Principal Shareholders (the "OFFERING        $750,000 towards the Offering.
                    ACKNOWLEDGEMENT").

    264,000         Principal Shareholders shall use good faith                The Device Completion shall occur no
                    commercially reasonable efforts to cause the               later than ten (10) weeks after
                    completion ("DEVICE COMPLETION") of a prototype            Parent has (a) caused the Offering
                    peripheral device for laptop computers featuring a         Completion, (b) executed the Device
                    lateral slide-out flat panel LCD display screen (a         Contract; and (c) Parent causing
                    "DEVICE") to the reasonable satisfaction of the            payment of the 50% down payment for
                    Parent. Parent covenants and agrees to pay or cause        the Device Manufacture Contract
                    to be paid the cost of manufacturing the Device, and       "DEVICE COMPLETION MILESTONE").
                    shall use good faith reasonable efforts to enter           Parent acknowledges and agrees that
                    into a written agreement ("DEVICE MANUFACTURE              if Parent delays in causing the
                    Contract") for the manufacture of the Device with a        payment of any part of the Device
                    reputable manufacturer ("DEVICE MANUFACTURER") of          Manufacture Price subsequent to the
                    devices such as the Device. The terms of the Device        Offering Completion, the length of
                    Manufacture Contract shall be subject to Principal         such delay will be added to achieve
                    Shareholders' commercially reasonable consent, and         the Device Completion Milestone.
                    whose terms shall require that the contract price
                    ("DEVICE MANUFACTURE PRICE") be paid 50% at the time
                    of signing the Device Manufacture Contract, and the
                    remaining 50% of the Device Price shall be due and
                    payable within 30 days after delivery of the
                    completed Device in a condition reasonably
                    satisfactory to Parent. Parent covenants and agrees
                    that it will pay or cause to be paid 50% of at the
                    Device Manufacture Price at the time of signing the
                    Device Manufacture Contract and the remaining 50% of
                    the Device Manufacture Price within 30 days after
                    delivery of the completed Device in a condition
                    reasonably satisfactory to Parent.

                                      -3-

    264,000         Completion of tooling and molding ("TOOL & MOLDING         The Tool and Molding Completion
                    COMPLETION") for the production of commercially            shall occur eleven (11) months
                    salable Devices to the reasonable satisfaction of the      after the following events have
                    Parent. Parent covenants and agrees to pay or cause        occurred ("TOOL & MOLDING
                    to be paid the cost of tool and molding the for the        Milestone"): (a) DEVICE COMPLETION
                    production of commercially salable Devices, and shall      MILESTONE has been satisfied, (b)
                    use good faith reasonable efforts to enter into a          the execution of the Tool & Molding
                    written agreement ("TOOL & MOLDING CONTRACT") for the      Contract; and (c) Parent causing
                    tool and molding of the Device with a reputable tool       payment of the 50% down payment for
                    and molding maker (TOOL & MOLDING MANUFACTURER") of        the Tool & Molding Contract. Parent
                    devices such as the Device. The Tool & Molding             acknowledges and agrees that if
                    Contract shall be subject to Principal Shareholders'       Parent delays in causing payment of
                    commercially reasonable consent, and whose terms           any of the periodic invoices for
                    shall require that the contract price ("TOOL &             the Tool & Molding Contract Price
                    MOLDING CONTRACT PRICE") be paid 50% of the at the         subsequent to the Offering
                    time of execution of the Tool & Molding Contract, and      Completion, the length of such delay
                    periodic invoices for the balance of the Tool &            will be added to achieve the Tool &
                    Molding Contract Price shall be due and payable 'net       Molding Milestone.
                    15 days' after receipt, and the final payment due and
                    payable 'net 30 days' after Tool & Molding
                    Manufacturer's completion of the Tool & Molding
                    Contract in a condition reasonably satisfactory to
                    Parent. Parent covenants and agrees that it will pay
                    or cause to be paid 50% of at the Tool & Molding
                    Contract Price at the time of signing the Tool &
                    Molding Contract and to pay periodic invoices for the
                    balance of the Tool & Molding Contract Price within
                    15 days after receipt, and to pay the final payment
                    within 30 days' after Tool & Molding Manufacturer's
                    completion of the Tool & Molding Contract in a
                    condition reasonably satisfactory to Parent.


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         Each Milestone set forth above is independent of each other Milestone.
Nothing in this Agreement shall be construed as an undertaking by any party to take any actions in furtherance of any Milestone, nor a guarantee that any Milestone will be completed. Failure to achieve a Milestone on or before the applicable Milestone Date will result in the forfeiture and cancellation of the portion of the Retained Consideration applicable to such Milestone, but such failure will not affect the balance of the Merger Consideration. The release of the applicable portion of the Retained Consideration upon achievement of a Milestone is not dependent upon the achievement of any other Milestone. The shares of Parent Common Stock comprising the Retained Consideration will be distributed to the shareholders of the Company in accordance with Section 1.6(b).

         1.6 EXCHANGE OF COMPANY COMMON STOCK.

                  (a) At the Closing, the Company will arrange for each holder of record (a "SHAREHOLDER") of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("COMPANY CERTIFICATES") to deliver to the Parent such holder's Company Certificates, together with appropriate stock powers signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such shares have been converted as provided in Section 1.4(a) other than the portion attributable to the Retained Consideration, and the Company Certificate(s) so surrendered will be canceled.

                  (b) Upon achievement of each Milestone, each holder of record of Company Certificates surrendered pursuant to Section 1.6(a) will be entitled to receive, in addition to the Merger Consideration received pursuant to Section 1.6(a), the proportion of the Retained Consideration to which they otherwise would have been entitled pursuant to Section 1.6(a) as if such Milestone has been achieved as of the Closing Date.

                  (c) All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 1.6(e) hereof) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (d) As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock will cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the OGCA. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted pursuant to the Merger as provided in Section 1.4(a) hereof (subject to the Parent's right of set-off against the Retained Consideration) and the right to receive the cash value of any fraction of a share of Parent Common Stock as provided in Section 1.6(e) hereof.

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                  (e) No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or other distribution of Parent will relate to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent.
         If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share.

         1.7 EXCHANGE OF MERGER SUBSIDIARY COMMON STOCK. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock will be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock have been converted. Promptly after the Effective Time, the Surviving Corporation will issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which will be canceled.

         1.8 CAPITALIZATION CHANGES. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number of shares or a different class by reason of any reclassification, stock-split, combination, exchange of shares, stock dividend or similar change in the capitalization of Parent, all per-share price amounts and calculations set forth in this Agreement will be appropriately adjusted.

         1.9 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.10 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.11 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Company immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent as follows:

         2.1 DISCLOSURE SCHEDULE. The disclosure schedule attached hereto as
EXHIBIT 2.1 (the "DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 2. The Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

         2.2 CORPORATE ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business and includes complete and correct copies of the Company's articles of incorporation and bylaws. The Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

         2.3 CAPITALIZATION. The authorized capital stock of the Company is set forth in the Disclosure Schedule. The number of shares of the capital stock of the Company outstanding, as of the date of this Agreement and as set forth in the Disclosure Schedule, represent all of the issued and outstanding capital stock of the Company. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. There are no shares of capital stock or other equity securities of the Company outstanding or any securities convertible into or exchangeable for such shares, securities or rights. Other than as set forth on the Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital stock of the Company, including any right of conversion or exchange under any security or other instrument. The Company has no subsidiaries.

         2.4 AUTHORIZATION, ETC. The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

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         2.5 NON-CONTRAVENTION. Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

                  (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of the Company;

                  (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party or by which the Company or any of the Company's properties or assets is or may be bound;

                  (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("ENCUMBRANCES") upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Company's assets or properties are bound; or

                  (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "LAW" and collectively as "LAWS") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "AUTHORITY" and collectively as "AUTHORITIES").

         2.6 CONSENTS AND APPROVALS. Except as set forth in the Disclosure Schedule, with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("CONSENT") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.

         2.7 FINANCIAL STATEMENTS. The Disclosure Schedule contains a copy of the balance sheet of the Company as of November 30, 2003 (the "BALANCE SHEET") and a statement of income for the Company for the eleven (11) months ended November 30, 2003 (the "INCOME STATEMENT") (collectively, the "FINANCIAL STATEMENTS"). Except as disclosed therein or in the Disclosure Schedule, the aforesaid Financial Statements: (i) are in accordance with the books and records of the Company and have been prepared in conformity with good accounting practices (except as stated therein or in the notes thereto); and (ii) are true, complete and accurate in all material respects and fairly present the financial position of the Company as of the date thereof, and the income or loss for the period then ended, except that the Balance Sheet and the Income Statement do not contain all required footnotes and are subject to normal year-end adjustments

         2.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "LIABILITY" and collectively as "LIABILITIES"), other than: (a) Liabilities that are fully reflected or reserved for in the Balance Sheet; (b) Liabilities that are set forth on the Disclosure Schedule; (c) Liabilities incurred by the Company in the ordinary course of business after the date of the Balance Sheet and consistent with past practice and in an amount not to exceed $5,000 individually or in the aggregate (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) unless such amounts are disclosed on the Disclosure Schedule; or (d) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.15 of the Disclosure Schedule (other than any express executory obligations that might arise due to any default or other failure of performance by the Company prior to the Closing Date).

         2.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Disclosure Schedule, since the date of the Balance Sheet, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) the Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                  (b) the Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Company; and

                  (c) no event has taken place which if consummated following the date hereof would constitute a violation of Section 4.2 hereof.

         2.10 ASSETS. Except as set forth in the Disclosure Schedule, the Company has good and marketable title to all of its assets and properties, whether or not reflected in the Balance Sheet or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for the Company to conduct its business and operations as currently conducted (collectively, the "ASSETS"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a "LIEN"), other than (i) liens securing specific Liabilities shown on the Balance Sheet with respect to which no breach, violation or default exists;
(ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and
(iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("PERMITTED LIENS"). The Company has full right and power to, and at the Closing will, deliver to Parent good and marketable title to all of the Assets, free and clear of any Lien, other than Permitted Liens.

         2.11 RECEIVABLES AND PAYABLES.

                  (a) Except as set forth on the Disclosure Schedule, all accounts receivable of the Company represent sales in the ordinary course of business and, to the Company's knowledge, are current and collectible net of any reserves shown on the Balance Sheet and none of such receivables is subject to any Lien other than a Permitted Lien.

                  (b) Except as set forth on the Disclosure Schedule, all payables by the Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty
         (60) days beyond the due date in its payment.

         2.12 INTELLECTUAL PROPERTY RIGHTS. The Company owns or has the unrestricted right to use, and the Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, "INTELLECTUAL PROPERTY RIGHTS") used in, or necessary for, the operation of its business as currently conducted or proposed to be conducted. Except as set forth on the Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the business of the Company as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as described on the Disclosure Schedule, to the Company's knowledge: (a) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) the Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) the Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of the Company or, to the knowledge of the Company, any other party thereto.

         2.13 LITIGATION. Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         2.14 BANK ACCOUNTS; POWERS OF ATTORNEY. The Disclosure Schedule sets forth: (a) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the account numbers and names of all persons authorized to draw thereon or make withdrawals therefrom; (b) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (c) the names of all persons or entities holding general or special powers of attorney from the Company and a summary of the terms thereof.

         2.15 CONTRACTS AND COMMITMENTS; NO DEFAULT.

                  (a) Except as set forth in the Disclosure Schedule, the Company is not a party to, nor are any of the Assets bound by, any written or oral:

                           (i) employment, non-competition, consulting or
                  severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

                           (ii) indenture, mortgage, note, installment
                  obligation, agreement or other instrument relating to the borrowing of money by the Company;

                           (iii) contract, agreement, lease (real or personal
                  property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $5,000 over its term;

                           (iv) contract, agreement, commitment or license
                  relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this
                  Section 2.15;

                           (v) obligation or requirement to provide funds to or
                  make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                           (vi) outstanding sales or purchase contracts,
                  commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit; or

                           (vii) contract, commitment, agreement or arrangement
                  with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under
                  Section 280G of the Code.

                  (b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.15 (the "COMPANY CONTRACTS") have been provided to Parent for review. Except as set forth in the Disclosure Schedule, all of the Company Contracts items are valid and enforceable by and against the Company in accordance with their terms, and are in full force and effect. Except as otherwise specified in the Disclosure Schedule, none of the Company Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. None of the Company Contracts is subject to renegotiation with any Authority.

         2.16 COMPLIANCE WITH LAW; PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in the Disclosure Schedule, the Assets, properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to the Company's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, the Company does not require the Consent of any Authority to permit it to operate in the manner in which its business is presently being operated. The Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent the Company from being able to continue to use such permits and operating rights. Except as set forth in the Disclosure Schedule, the Company is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person or entity. The Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

         2.17 BROKERS. Neither the Company nor, to the knowledge of the Company, any of the its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity.

         2.18 ISSUANCE OF PARENT COMMON STOCK. To the Company's knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D under of the Securities Act.

         2.19 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

         2.20 BUSINESS GENERALLY; ACCURACY OF INFORMATION. No representation or warranty made by the Company in this Agreement, the Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of the Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. To the knowledge of the Company, there is no material fact as of the date hereof that has not been disclosed in writing to Parent related to the Company, its operations, properties, financial condition or prospects, taken as a whole, that has, or could reasonably be expected to have, a Material Adverse Effect on the Company. The representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that Parent or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                            AND THE MERGER SUBSIDIARY

         Parent and the Merger Subsidiary represent and warrant to the Company as follows:

         3.1 CORPORATE ORGANIZATION, STANDING AND POWER. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary.

         3.2 AUTHORIZATION. Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

         3.3 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective assets or properties is or may be bound; or (iii) violate any Law of any Authority.

         3.4 CAPITALIZATION. The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, of which there are 45,000,002 shares of Parent Common Stock issued and outstanding as of the date of this Agreement. The authorized capital stock of the Merger Subsidiary consists of 1,000 shares of Merger Subsidiary Common Stock, all of which are issued and outstanding and owned by Parent.

         3.5 CONSENTS AND APPROVALS. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent.

         3.6 VALID ISSUANCE. The Parent Common Stock to be used in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

         3.7 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 2003 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
         (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
         (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and
         (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

         3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Parent SEC Documents, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) the Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent;

                  (b) the Parent has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Parent.

         3.9 LITIGATION. Except as disclosed in the Parent SEC Documents, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Parent or the Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         3.10 CONTRACTS AND COMMITMENTS; NO DEFAULT. The Parent is not a party to, nor are any of its Assets bound by, any material contract (a "PARENT CONTRACT") that is not disclosed in the Parent SEC Documents and that is or will be required to be disclosed in the Parent SEC Documents pursuant to Item 601(b)(10) of Regulation S-K (or the equivalent provision of Regulation S-B). Except as disclosed in the Parent SEC Documents, none of the Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. None of the Parent Contracts is subject to renegotiation with any Authority.

         3.11 NO BROKER OR FINDER. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE 4
                            COVENANTS OF THE PARTIES

         4.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company will conduct its business and operations according to its ordinary and usual course of business consistent with past practices with the intent of preserving substantially intact its business organizations and preserving its current relationships with customers, employees, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Disclosure Schedule, prior to the Closing Date, without the prior written consent of Parent, the Company will not:

                  (a) amend its articles of incorporation or bylaws;

                  (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

                  (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

                  (e) (i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) except in connection with any written arrangement approved by Parent, commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

                  (f) hire any additional personnel;

                  (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect on the Company;

                  (h) pay, discharge or satisfy' any Liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                  (i) sell, transfer, or otherwise dispose of any of its Assets or license to other the use of any of its technology, other than in the ordinary course of business and consistent with past practice;

                  (j) permit or allow any of its Assets to be subjected to any Encumbrance, except for Permitted Liens;

                  (k) write down the value of any inventory or write off as uncollectible any receivables, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                  (l) cancel any debts or waive any claims or rights, in each case, of substantial value;

                  (m) dispose of or permit to lapse any Intellectual Property Rights, or dispose of or disclose (except as necessary in the conduct of its business) to any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity ("PERSON") other than representatives of Parent, any Intellectual Property Rights not theretofore a matter of public knowledge;

                  (n) make or enter into any commitment for capital expenditures in excess of $10,000 in any one case;

                  (o) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

                  (p) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment identified in Section
         2.15 of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items, except in the ordinary course of business and consistent with past practice;

                  (q) acquire any of the business or assets of any other person or entity;

                  (r) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

                  (s) suffer any adverse change in its relationship with a material customer, including the loss of any such customer or a contract with such customer;

                  (t) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

                  (u) settle or compromise any suit, claim or dispute or threatened suit, claim or dispute;

                  (v) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

         4.2 NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION. The Company, the Company's directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit, initiate or entertain offers from, or participate in any way in negotiations with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of the Company, its assets or business, in whole or in part, whether through a tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of the Company's securities, liquidation, dissolution or similar transactions involving the Company or any division of the Company (such proposals, announcements or transactions being called herein "ACQUISITION PROPOSALS"). The Company will promptly inform Parent of any inquiry (including the terms thereof and the identity of the third party making such inquiry) that it may receive in respect of an Acquisition Proposal and furnish to Parent a copy of any such written inquiry.

         4.3 FULL ACCESS TO PARENT. Throughout the period prior to Closing, the Company will afford to Parent and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Company in order that Parent may have full opportunity to make such investigations as it will desire to make of the affairs of the Company. The Company will furnish such additional financial and operating data and other information as Parent will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; PROVIDED, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company herein.

         4.4 CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("INFORMATION") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "DISCLOSE"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "INFORMATION" as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party;
(iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

         4.5 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

         4.6 FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

                  (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

                  (b) The Company will cooperate with Parent to promptly develop plans for the management of the business after the Closing, including without limitation plans relating productivity, marketing, operations and improvements, and the Company will further cooperate with Parent to provide for the implementation of such plans as soon as practicable after the Closing. Subject to applicable Law, the Company will confer on a regular and reasonable basis with one or more representatives of Parent to report on operational matters and the general status of ongoing operations.

                  (c) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

         4.7 SUPPLEMENTS TO DISCLOSURE SCHEDULE. Prior to the Closing, the Company will supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

         4.8 PUBLIC ANNOUNCEMENTS. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement. Within forty-eight (48) hours of the Closing, the Parent will issue a press release announcing the Merger, subject to the reasonable approval of the Principal Shareholders (as defined below).

         4.9 SATISFACTION OF CONDITIONS PRECEDENT. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         4.10 PAYMENT OF CONSULTING FEE. Parent agrees to pay, on behalf of the Company, the consulting fees payable pursuant to Section 3(a) of that certain Consulting Agreement to which the Company is a party, dated October 28, 2003, by issuing up to a total of 360,000 shares of Parent Common Stock to the consultant designated in writing by the Company. Such shares will be issued to the designated consultant in the following amounts on the following dates: (i) 264,000 shares on the Closing Date, (ii) 24,000 shares on the first Milestone Date, (iii) 36,000 shares on each of the second and third Milestone Dates.

                                   ARTICLE 5
                   CONDITIONS TO THE OBLIGATIONS OF THE PARENT
                              AND MERGER SUBSIDIARY

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Parent as Exhibit
2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.7), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         5.2 PERFORMANCE. The Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

         5.3 REQUIRED APPROVALS AND CONSENTS.

                  (a) All action required by law and otherwise to be taken by the shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

         5.4 AGREEMENTS AND DOCUMENTS. Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

                  (a) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

                  (b) an investor representation letter and waiver of dissenters or appraisal rights in the form of Exhibit 5.4(b) executed by each holder of capital stock of the Company immediately prior to the Effective Time; and

         5.5 ADVERSE CHANGES. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since November 30, 2003.

         5.6 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         5.7 LEGISLATION. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         5.8 APPROPRIATE DOCUMENTATION. The Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request.

                                   ARTICLE 6
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                              AND THE SHAREHOLDERS

         Notwithstanding anything in this Agreement to the contrary, the obligation of the Company and the Shareholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         6.2 PERFORMANCE. The Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing.

         6.3 CORPORATE APPROVALS. All action required to be taken by shareholders and the Board of Directors of Parent to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby will have been duly and validly taken.

         6.4 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 7
                           TERMINATION AND ABANDONMENT

         7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and Parent.

         7.2 TERMINATION BY EITHER THE COMPANY OR PARENT. This Agreement may be terminated by either the Company or Parent if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         7.3 TERMINATION BY PARENT. This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in Article 5 have not been met or waived by Parent in writing prior to the Closing.

         7.4 TERMINATION BY THE COMPANY. This Agreement may be terminated prior to the Closing by action of the Company if any of the conditions provided for in
Article 6 have not been met or waived by the Company in writing prior to the Closing.

         7.5 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Parent pursuant to this Article 7, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 8.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof, and except for such representations, warranties and covenants that will survive termination of this Agreement pursuant to Section 8.1; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                                   ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INVESTIGATION. The representations, warranties and covenants of each of the parties hereto will survive the Closing for a period of one (1) year thereafter. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants, and obligations.

         8.2 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS. Daniel Duquette and Chris McDonald (the "PRINCIPAL SHAREHOLDERS") and the Company, jointly and severally, agree to indemnify Parent and the Merger Subsidiary and each of their respective shareholders, officers, directors, employees and agents (collectively, the "PARENT INDEMNITEES") from and against any and all losses, liabilities, obligations, demands, judgments, settlements, damages, or expenses (including, but not limited to, interest, penalties, fees, and reasonable professional fees and expenses) and against all claims in respect thereof (including, without limitation, amounts paid 'in settlement and costs of investigation) or diminution in value, whether or not involving a third-party claim (referred to in this Article 8 collectively as "LOSSES" or individually as a "LOSS") that any of the Parent Indemnitees may incur, directly or indirectly, as a result from or in connection with: (i) any untrue representation or breach of warranty by the Company in any part of this Agreement; or (ii) the breach of or nonfulfillment of any covenant, agreement or undertaking of the Company in this Agreement, notice of which is given to the Company on or prior to the relevant expiration date. The Shareholders acknowledge that if a representation or warranty that is qualified by materiality (including a Material Adverse Effect) is breached after giving effect to such materiality qualification then the Losses incurred by Parent resulting from such breach will include all Losses resulting from a breach of such representation or warranty and not solely the portion of such Losses in excess of such materiality qualifier. The Principal Shareholders further acknowledge that upon the Closing, the Company will cease to have any indemnification obligations pursuant to this Section 8.2 and that the Principal Shareholders will bear such obligations and will have no right of contribution from the Company with respect to their indemnification obligations.

         8.3 INDEMNIFICATION BY PARENT. Parent agrees to indemnify, defend and hold the Shareholders harmless from and against any and all Loss or Losses that any of the Shareholders may incur, directly or indirectly, as a result from or in connection with: (i) any untrue representation of, or breach of warranty by, Parent or the Merger Subsidiary in any part of this Agreement; (ii) any nonfulfillment of any covenant, agreement or undertaking of Parent or the Merger Subsidiary in any part of this Agreement, notice of which is given to Parent on or prior to the relevant expiration date.

         8.4 LIMITATIONS ON INDEMNIFICATION. The aggregate indemnification obligations of the Company and the Shareholders for indemnification under this
Article 8 will be limited to $200,000. The aggregate indemnification obligations of the Parent and the Merger Subsidiary under this Article 8 will be limited to an amount equal to $200,000. In addition, no party hereto will be entitled to indemnification under this Article 8 unless such party has incurred Losses in excess of $75,000 in the aggregate, in which case such Indemnified Party will be entitled to indemnification for any and all Losses in accordance with this
Article 8.

         8.5 CLAIMS FOR INDEMNIFICATION.

                  (a) GENERAL. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "INDEMNIFIED PARTY"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby. The Parent will have the right to set-off any indemnification claims as against amounts it owes, now or in the future, to the Shareholders, including without limitation the Retained Consideration, pursuant to the terms of this Agreement or any ancillary agreement, if any, entered into between the parent and any shareholder of the Company.

                  (b) CLAIMS BY THIRD PARTIES. With respect to claims made by third parties, the Indemnifying Party will be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

                           (i) the Indemnified Party will be entitled to
                  participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                           (ii) no Indemnifying Party will consent to (A) the
                  entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim or (B) if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnified Party; and

                           (iii) if the Indemnifying Party does not assume
                  control of the defense of such claim in accordance with the foregoing provisions within three days after receipt of notice of the claim, the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefore in accordance with this Article 8, provided that the Indemnified Party will not be entitled to consent to the entry of any judgment or enter into any settlement of such claim that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnifying Party of a release from all liability in respect of such claim without the prior written consent of the Indemnifying Party if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnifying Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnifying Party.

                  (c) REMEDIES CUMULATIVE. The remedies provided herein will be cumulative and will not preclude assertion by any party of any rights or the seeking of any other remedies against any other party. The Shareholders hereby agree that they will not make any claim for indemnification against Parent or the Company by reason of the fact that any such Shareholder was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Parent against such Shareholders (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law, or otherwise).

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 EXPENSES. The Parent and the Company (including the Shareholders) will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

         9.2 AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

         9.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

         9.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         9.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection.

      If to the Company or any Shareholder
      prior to the Merger:                        With a copy to:

      Slide View Corp.                            Robert Dewberry
      14101 Browning Avenue, Suite 46             The Dewberry Firm
      Tustin, California 92780                    3300 Irvine Avenue, Suite 250
      Attn: Chris McDonald                        Newport Beach, CA  92660
      Fax: (800) 330-5737                         Fax: (949) 955-2936


or to such other person or address as either the Company or the Shareholders will furnish to the other parties hereto in writing in accordance with this subsection.

         If to any Shareholder following the Merger, to the address set forth in the Shareholder Representation Letter executed and delivered by such Shareholder pursuant to Section 5.4(g) hereto.

         If to the Parent:                        With a copy to:

         AP Henderson Group                       Preston Gates & Ellis LLP
         600 Wilshire Blvd, Suite 1252            1900 Main Street, Suite 600
         Los Angeles, California 90017            Irvine, California  92614
         Attn: Richard Henry                      Attn:  Daniel K. Donahue
         Fax: (213) 538-1215                      Fax:  (949) 253-0902

         or to such other person or address as Parent will furnish to the other parties hereto in writing in accordance with this subsection.

         9.6 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

         9.7 GOVERNING LAW. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         9.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.9 HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

         9.10 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement, including, but not limited to, the letter of intent dated August 21, 2000. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; PROVIDED, HOWEVER, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         9.11 REMEDIES AND INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Article 4 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

         9.12 DEFINITION OF MATERIAL ADVERSE EFFECT. "MATERIAL ADVERSE EFFECT" with respect to the Company means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the Company taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AP HENDERSON GROUP                          SLIDE VIEW CORP.



By: /S/ RICHARD HENRY                       By: /S/ DANIEL L. DUQUETTE
    ---------------------------------           --------------------------------
    Richard Henry, President and                Daniel L. Duquette,
    Chief Executive Officer                     Chief Executive Officer




                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER